Exhibit 99.1

CDW Provides Business Updates on Impact of COVID-19

LINCOLNSHIRE, Ill., April 16, 2020 (GLOBE NEWSWIRE) — CDW Corporation (Nasdaq:CDW) today announced updates related to the novel coronavirus, COVID-19.

“Our mission at CDW is to help our customers navigate change and be successful in an ever-evolving world. This mission is even more relevant during the current COVID-19 crisis,” said Christine A. Leahy, chief executive officer, CDW. “First quarter demand was strong as customers looked to CDW to meet urgent needs for greater technology capabilities. CDW teams have worked tirelessly to safeguard the health and well-being of each other and to continue delivering for our customers at this time of great need.”

“Given the depth and duration of the pandemic is unknown, it is too early to predict the full impact of COVID-19 on our business. We are committed to deliver on our mission by providing the essential technology required across all sectors of the economy – from vital healthcare, education and government entities to businesses of all sizes – as organizations strive to achieve their goals during this pandemic,” concluded Leahy.

Business Update

For the first quarter, preliminary Net sales are expected to be $4.39 billion, Operating income is expected to be $246 million and Non-GAAP operating income is expected to be $304 million. Net income per diluted share is expected to be $1.16 and Non-GAAP net income per diluted share is expected to be $1.38. Non-GAAP operating income and Non-GAAP net income per diluted share are measures that are not based on accounting principles generally accepted in the United States (“GAAP”). Reconciliations to the most directly comparable GAAP measures are included in the attached schedules. These preliminary results have not been reviewed, audited or subjected to any agreed-upon procedures by our independent registered public accounting firm. Final results for the first quarter may ultimately differ from these preliminary results.

CDW is focused on the well-being and safety of its coworkers, leveraging standing crisis management protocols and following guidelines from public health authorities. CDW implemented precautions to help keep its coworkers healthy and safe, including activating a cross-functional response team led by Executive Committee members, moving to remote working for its office coworkers, and implementing safety protocols at its distribution centers, including social distancing measures, segmented shifts, additional personal protective equipment, enhanced facility cleanings, and temperature screening for anyone entering the facilities. In recent weeks, to limit the virus spread after a few coworkers tested positive for COVID-19, CDW decided to close its Vernon Hills, Illinois distribution center for several days and to require a shift of configuration center coworkers to self-isolate. CDW has continued to pay its affected coworkers their wages. These actions have not had a material impact to date as the company leveraged flexibility in its distribution and configuration capabilities where possible, and where not, shipping times modestly increased.

2020 Targets and Related 2020 Financial Information

As a result of COVID-19 and the adoption of current and potential future measures to prevent its spread, CDW is withdrawing its 2020 targets and related 2020 financial information that were previously issued on February 6, 2020. While CDW has a balanced portfolio of customer end-markets and a full suite of solutions and services that address customer priorities across the IT landscape, the impact of COVID-19 on CDW’s businesses could be material with some customer end-markets impacted more significantly than others or due to operational measures taken to safeguard its coworkers or issues with its supply chain. CDW is unable at this time to predict the impact of COVID-19 on its operations, liquidity, and financial results, and, depending on the magnitude and duration of the COVID-19 pandemic, such impact may be material.

Liquidity

The company remains confident in its liquidity position. CDW’s primary liquidity sources are operating cash flow, cash and cash equivalents, and borrowings under its revolving credit facilities. As of March 31, 2020, CDW had cash and cash equivalents of $214 million and $3.47 billion of total debt outstanding, plus the capacity to borrow an additional $1.0 billion under its revolving credit facilities. The company has no debt maturities due in 2020 and $57 million (£46 million) of debt maturing in August 2021. The company has taken measures to enhance liquidity, including implementing cost savings initiatives and suspending share repurchases.

The company will provide an update in its first quarter earnings release and on its first quarter earnings call.

About CDW

CDW Corporation (Nasdaq:CDW) is a leading multi-brand technology solutions provider to business, government, education and healthcare customers in the United States, the United Kingdom and Canada. A Fortune 500 company and a member of the S&P 500 Index, CDW was founded in 1984 and employs almost 10,000 coworkers. For the year ended December 31, 2019, the company generated Net sales over $18 billion. For more information about CDW, please visit www.CDW.com.

Forward-Looking Statements

Statements in this release that are not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding (i) the impact of COVID-19 on its business, operations and liquidity, (ii) its preliminary and future financial results, and (iii) other strategic plans of CDW. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although CDW believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Forward-Looking Statements” and “Risk Factors” in CDW’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent filings with the SEC. Our actual results may differ from those described in forward-looking statements due to the risks and uncertainties described in these filings as well as risks related to COVID-19, including disruptions in the supply or distribution of products, and postponements or reductions in spending on technology products or services related to the pandemic’s economic impacts. CDW undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Non-GAAP Financial Information

Non-GAAP operating income excludes, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and related payroll taxes, and acquisition and integration expenses. Non-GAAP net income per diluted share and Non-GAAP net income exclude, among other things, charges related to acquisition-related intangible asset amortization, equity-based compensation, acquisition and integration expenses, and the associated tax effects of each. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. The financial statement tables include a reconciliation of non-GAAP financial measures to the applicable most comparable GAAP financial measures.

CDW believes these measures provide analysts, investors and management with helpful information regarding the underlying operating performance of CDW’s business, as they remove the impact of items that management believes are not reflective of underlying operating performance. CDW uses these measures to evaluate period-over-period performance as management believes they provide a more comparable measure of the underlying business. Non-GAAP measures used by CDW may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Investor Inquiries

Brittany A. Smith

Vice President, Investor Relations and Financial Planning and Analysis

847-968-0238

investorrelations@cdw.com

Media Inquiries

Sara Granack

Vice President, Corporate Communications

847-419-7411

mediarelations@cdw.com

CDW CORPORATION AND SUBSIDIARIES

PRELIMINARY NON-GAAP OPERATING INCOME

(dollars in millions)

(unaudited)

Three Months Ended March 31, 2020
Operating income	$246
Amortization of intangibles	45
Equity-based compensation	9
Other adjustments	4

Non-GAAP operating income	$304

PRELIMINARY

NON-GAAP NET INCOME

AND NON-GAAP NET INCOME PER DILUTED SHARE

(dollars and shares in millions, except per-share amounts)

(unaudited)

Three Months Ended March 31, 2020
Net income	$168
Amortization of intangibles	45
Equity-based compensation	9
Other adjustments	4
Aggregate adjustment for income taxes	(26)

Non-GAAP net income	$200

GAAP net income per diluted share	$1.16
Non-GAAP net income per diluted share	$1.38

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